Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form N-1A (the “Registration Statement”) for NACM Income and Growth Fund (a fund of the Allianz Funds) to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

February 26, 2007